SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          HEARTLAND BANCSHARES, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               BARRETT ROCHMAN
------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
         N/A
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    (2)  Aggregate number of securities to which transaction applies:
         N/A
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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
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    (4)  Proposed maximum aggregate value of transaction:
         N/A
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    (5)  Total fee paid:
         N/A
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
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    (2)  Form, Schedule or Registration Statement No.:
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    (3)  Filing Party:
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    (4)  Date Filed:
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

                              BARRETT R. ROCHMAN
                                P.O. BOX 3074
                          CARBONDALE, ILLINOIS 62902
                       (800) 529-3513 OR (618) 457-4334


February ___, 1998


Dear Fellow Shareholder:

     Enclosed is my proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders of Heartland Bancshares, Inc.

     Please sign the enclosed BLUE PROXY and return it as soon as possible in the enclosed self-addressed, postage pre-paid envelope. Most likely, you also will receive a separate proxy statement and a proxy card from the Board of Directors of Heartland similar to the way you received such materials last year. I encourage you to sign and return only the enclosed BLUE PROXY and NOT the proxy card you may receive from Heartland. If you do sign, date and return a BLUE PROXY to me and if you later sign and return a proxy card to the Board of Directors of Heartland Bancshares, only the latter proxy will be counted. It is critical that I receive your BLUE PROXY before the Annual Meeting.

     If you hold your shares through a broker or bank, please call the person responsible for your account as soon as possible and ask him or her to vote the BLUE PROXY card and not to vote the proxy card that you may receive from Heartland Bancshares. Then, ask your broker or bank to vote FOR me for election as a director of Heartland Bancshares and FOR my proposal to recommend that the Board of Directors hire an investment banking firm to make recommendations to the Board of Directors as to ways to improve earnings at Heartland and enhance shareholder value.

     I believe that I am qualified to serve as a director of Heartland Bancshares and, if elected, I will have the best interests of our shareholders in mind. I feel I have a lot to offer our company.

     If you have any questions, please call me at (800) 529-3513 or (618) 457-4334. Thank you for your help and I look forward to seeing you at the Annual Meeting.

                                   Sincerely,

                                   /s/ Barrett R. Rochman

                                   Barrett R. Rochman

                               PROXY STATEMENT
                                      OF
                              BARRETT R. ROCHMAN
                                P.O. BOX 3074
                          CARBONDALE, ILLINOIS 62902

                    SOLICITATION OF PROXIES IN OPPOSITION
             TO PROXIES TO BE SOLICITED BY THE BOARD OF DIRECTORS
                                FOR USE AT THE
                     1998 ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                          HEARTLAND BANCSHARES, INC.


                                   GENERAL

     This Proxy Statement and the enclosed BLUE PROXY are being sent to the holders of common stock of Heartland Bancshares, Inc. in connection with the solicitation by Mr. Barrett R. Rochman of proxies to be voted at the upcoming 1998 Annual Meeting of Shareholders of Heartland Bancshares, and at any and all adjournments of such meeting. You will be notified of the exact date, time and location of the 1998 Annual Meeting through a written Notice of Annual Meeting of Shareholders which you will receive from Heartland Bancshares at such time as the details for the 1998 Annual Meeting have been publicly released.

      In an effort to make the proxy solicitation process less complicated, I requested management of Heartland Bancshares to provide me with the time, date and place of the 1998 Annual Meeting. I also requested management to provide me with a copy of Heartland Bancshares' shareholders list. Management refused to provide to me any of this information, but has agreed to mail my proxy materials to shareholders of Heartland Bancshares in accordance with applicable federal securities laws. Therefore, I have delivered this Proxy Statement and the accompanying BLUE PROXY to Heartland Bancshares on February ____, 1998 for prompt forwarding to Heartland Bancshares' shareholders.

     Based upon information available to me, I believe that there were approximately 876,875 shares of common stock, $.01 par value per share, of Heartland Bancshares outstanding as of the close of business on November 8, 1997. Each share of Heartland Bancshares is entitled to one vote on each matter to be considered at the Annual Meeting. The address of Heartland Bancshares' principal office is 318 South Park Avenue, Herrin, Illinois 62948.

     This year, in all likelihood, you will receive two different proxy statements, each with its own accompanying form of proxy, in connection with the 1998 Annual Meeting of Shareholders of Heartland Bancshares. These are VERY DIFFERENT in that both the Board of Directors of Heartland Bancshares and I will be separately attempting to obtain authority from you in order to vote your shares in accordance with our respective recommendations. You are receiving this Proxy Statement and the enclosed BLUE PROXY from me. Most likely, you also will receive a separate proxy statement and a proxy card from the Board of Directors of Heartland similar to the way you received such materials last year. I encourage you to sign and return only the enclosed BLUE PROXY and NOT the proxy card which you may receive from Heartland.

     If you do sign, date and return a BLUE PROXY to me and if you also sign and return a proxy card to Heartland Bancshares, only the most recently dated proxy card will be counted. You may NOT use the BLUE PROXY to vote for certain matters and also use the proxy card that may be sent to you by the
Board of Directors of Heartland to vote for other matters.   ONLY ONE PROXY
WILL BE COUNTED AND USED AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS.

     I am soliciting proxies for use at the 1998 Annual Meeting (i) to vote in favor of the election of me to the Board of Directors of Heartland Bancshares;
(ii) to vote in favor of my shareholder proposal pertaining to the recommendation to Heartland Bancshares' Board of Directors to hire an investment banking firm to make specific recommendations to the Board of Directors in order to enhance shareholder value; and (iii) to vote in my discretion on such other matters that may properly be presented at the 1998 Annual Meeting. I do not intend to vote in favor of any of management's nominees to serve as directors.

     I urge you to vote FOR the election of me as a director of Heartland Bancshares and FOR my proposal with regard to hiring an investment banking firm to suggest ways in which our shareholder value at Heartland can be enhanced. I urge you to sign, date and return the enclosed BLUE PROXY as soon as possible, even if you plan to attend the 1998 Annual Meeting.

     IMPORTANT -- PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED BLUE PROXY AND RETURN IT TO ME AS SOON AS POSSIBLE IN THE SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE PROVIDED. WHEN YOU RECEIVE A PROXY CARD FROM THE BOARD OF DIRECTORS OF HEARTLAND BANCSHARES RELATING TO THE 1998 ANNUAL MEETING OF SHAREHOLDERS, PLEASE DO NOT SIGN OR RETURN IT TO HEARTLAND BANCSHARES BECAUSE IF YOU DO SO, IT MAY REVOKE ANY PROXY THAT YOU RETURN TO ME. YOU MAY REVOKE A BLUE PROXY BY MERELY SIGNING AND RETURNING A NEW PROXY (DATED SUBSEQUENT TO ANY PREVIOUS PROXY), BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON OR BY SENDING ME A WRITTEN NOTICE OF REVOCATION OF YOUR PROXY AT THE ADDRESS SHOWN ON PAGE 1.

     REMEMBER -- ONLY THE LATEST DATED PROXY THAT YOU SIGN AND RETURN WILL BE VALID AND WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

     THE PROXIES THAT I RECEIVE WILL BE EXERCISED ONLY AT THE UPCOMING 1998 ANNUAL MEETING OF SHAREHOLDERS OF HEARTLAND BANCSHARES AND AT ANY ADJOURNMENT THEREOF. THE PROXIES WILL NOT BE USED FOR ANY OTHER MEETING AND MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED.

     IT IS CRITICAL THAT YOU SIGN YOUR BLUE PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE OF HEARTLAND BANCSHARES. IF YOU OWN YOUR STOCK JOINTLY, BOTH OWNERS SHOULD SIGN THE BLUE PROXY.

     Shares of common stock of Heartland Bancshares represented by properly executed BLUE PROXIES will be voted in the manner which you direct or, if no specific direction is given, will be voted FOR the election of me to the Board of Directors of Heartland Bancshares, and FOR my proposal with regard to hiring an investment banking firm for the purpose of making recommendations to the Board of Directors regarding actions to be taken to enhance shareholder value. In addition, shares of common stock of Heartland Bancshares represented by properly executed BLUE PROXIES will be voted in my discretion on any other matters that may properly be presented at the 1998 Annual Meeting. I am not aware that any such other matters will be presented at the 1998 Annual Meeting.

     Proxies marked as abstentions, broker non-votes or as withholding authority to vote for me as a director will be treated as shares present for purposes of determining whether a quorum for the 1998 Annual Meeting is present, but will result in me receiving fewer votes.

     Once the Board of Directors has established the date, time, place and agenda for the 1998 Annual Meeting and the record date for shareholders of Heartland Bancshares who are eligible to attend and vote at the Annual Meeting, I may send additional information to you regarding the Annual Meeting. If you are not a shareholder of Heartland Bancshares as of the record date for the 1998 Annual Meeting, or if you buy or sell shares of Heartland Bancshares common stock between the date of this Proxy Statement and the record date for the 1998 Annual Meeting, then you may have to complete and sign a new BLUE PROXY.

                     REASONS THAT I AM SOLICITING PROXIES

     I believe that the directors are not operating Heartland Bancshares in a manner that is adequately enhancing the value of Heartland Bancshares' common stock. My most significant concerns include: (i) the excessive, in my opinion, directors' fees paid to directors, (ii) the low return on shareholders' equity, and (iii) the low return on total assets.

     The current directors receive about $900 each month in director's fees from Heartland Bancshares and Heartland National Bank. That is almost $11,000 a year. I think those fees are too high. I also believe that these fees are disproportionately high when compared to director's fees paid by similarly-sized banks in our area. I would like to see the director's fees reduced.

     My belief that the total director's fees paid by Heartland Bancshares and Heartland National Bank to their directors are disproportionately high is based, in part, upon a comparison of the director's fees paid by the following financial institutions in nearby cities:

     1. First National Bank of Steelville pays each director approximately $700 a month, or $8,400 a year, in director's fees.

     2. Bank of Herrin pays director's fees of approximately $6,000 a year to each director.

     3. First National Bank of Carbondale pays each director approximately $8,000 a year in director's fees.

     With respect to Heartland's financial performance, on an annualized basis for the first nine months of 1997, Heartland Bancshares earned only 0.27% on its total assets and showed a return on shareholder's equity of only 4.27%. I have been told that the rough rule of thumb in the banking industry is that banks should earn a return on total assets of at least 1% annually. Additionally, I believe that Heartland should be providing shareholders with a return on our equity of somewhere between 10% and 15% per year, not less than 5%.

     I have determined to seek a position on the Board of Directors in an effort to encourage the Board to reduce the amount of directors' fees paid, to focus its attention on improving the financial performance of Heartland Bancshares and to maximize all shareholders' investment in Heartland Bancshares.

     I believe that I can serve the best interests of the shareholders of Heartland Bancshares given that I am the second largest shareholder of Heartland Bancshares and, accordingly, my interests as a shareholder are closely aligned with the interests of shareholders of Heartland Bancshares as a whole. I requested the Board of Directors of Heartland Bancshares to nominate me as a director of Heartland Bancshares and to solicit proxies in favor of my election at the 1998 Annual Meeting of Shareholders, but the Board refused to do so. Having been frustrated in my attempt to gain representation on the Board of Directors of Heartland Bancshares, I notified Heartland Bancshares of my intention to nominate myself for election as a director at the 1998 Annual Meeting. I believe that the interests of all shareholders will be best served by my election to Heartland Bancshares' Board of Directors since I will be committed to making efforts to enhance the value of Heartland Bancshares' common stock. As a further indication of my interest in serving you - the shareholders of Heartland Bancshares - I am willing to waive my director's fees.

     I need your support in order to elect me to the Board of Directors of Heartland Bancshares. I am genuinely interested in Heartland Bancshares and, if elected as a director, I will make every effort to enhance the value of your Heartland Bancshares' stock.

     Under federal securities laws, I beneficially own 70,864 of the outstanding shares of common stock of Heartland Bancshares, but I disclaim ownership of 1,426 shares owned by my wife. Assuming that 876,875 shares of common stock of Heartland Bancshares are outstanding, the shares that I own represent approximately 7.9% of the outstanding shares of common stock of Heartland Bancshares. As such and based upon information available to me, I am the largest shareholder of Heartland Bancshares other than Heartland's Employee Stock Ownership Plan and presently own more shares of common stock of Heartland Bancshares than any single director owns.

                           APPROVAL OF MY PROPOSAL

     I have submitted to management the proposal set forth below for consideration by the shareholders of Heartland Bancshares at the upcoming 1998 Annual Meeting. I also have submitted to management of Heartland Bancshares a statement in support of my proposal. Absent instructions to the contrary, the BLUE PROXIES received by me will be voted FOR the shareholder proposal.

     At the 1998 Annual Meeting, I intend to propose that the shareholders of Heartland Bancshares adopt the following resolution:

My Shareholder Proposal
-----------------------

          RESOLVED, that the shareholders of Heartland Bancshares, present in person or by proxy, recommend that, in order to enhance shareholder value, the Board of Directors (a) engage the services of an investment banking firm or other appropriate consultant which specializes in financial institutions to make recommendations to the Board of Directors as to specific actions to be taken to improve earnings of Heartland Bancshares and enhance shareholder value, and (b) prepare a report regarding the investment banking firm's recommendations, at reasonable expense, for distribution to shareholders within six months of the 1998 Annual Meeting of Shareholders.

My Statement in Support of My Proposal
--------------------------------------

     I believe that Heartland Bancshares' financial performance recently has been very disappointing. Heartland Bancshares reported its third quarter earnings of only $30,000, or $0.04 cents a share, compared to 1996 third quarter earnings of $295,000, or $0.36 cents a share. On an annualized basis for the first nine months of 1998, Heartland earned only 0.27% on its total assets and showed a return on shareholders' equity of only 4.27%.
Shareholders could receive a greater return on their assets by investing in an insured certificate of deposit at Heartland or most any other bank. I feel these results are unacceptable, and I have been unhappy with Heartland's performance since it became a public company in June, 1996. I have been told that the rough rule of thumb in the banking industry is that banks should earn a return on total assets of at least 1% annually. Additionally, I believe that Heartland should be providing shareholders with a return on our equity of somewhere between 10% and 15% per year.

     I believe that the Board of Directors should hire an investment banking firm or other appropriate consultant to assist the Board in taking action to improve earnings and shareholder values at Heartland.

     Accordingly, I urge you to vote in favor of my proposed resolution. Please note, however, that if my resolution is approved by shareholders, it would recommend that the Board of Directors take certain action but not mandate any action.

     Absent instructions to the contrary, the BLUE PROXIES received by me will be voted FOR my proposed resolution. The affirmative vote of a majority of the shares represented at the 1998 Annual Meeting is required to approve my proposed resolution.

                            ELECTION OF DIRECTORS

     The Board of Directors of Heartland Bancshares is comprised of six directors divided into three classes as nearly equal in number as possible. The directors of each class are elected to serve for a term of three years and until their successors have been elected or qualified. One class is to be elected annually by the shareholders of Heartland Bancshares. Thus, a class of two directors is to be elected at the upcoming 1998 Annual Meeting for a term expiring at the Annual Meeting in the year 2001.

     The Articles of Incorporation of Heartland Bancshares do not permit cumulative voting by shareholders. The two nominees receiving the highest number of votes will be elected as directors. Since I intend to vote only for myself for election as a director (and assuming that I receive a sufficient number of proxies to elect myself to the Board), then I will be elected as a
director.   I have agreed to serve as a director of Heartland Bancshares if elected.

     Since only a shareholder's LATEST DATED PROXY will be counted at the Annual Meeting, a shareholder choosing to vote by proxy for my election as a director by using the enclosed BLUE PROXY may not vote for any of the two directors nominated by the Board of Directors of Heartland Bancshares. IN ADDITION, A SHAREHOLDER CANNOT USE THE PROXY CARD THAT MAY BE PROVIDED BY THE BOARD OF DIRECTORS OF HEARTLAND BANCSHARES TO VOTE FOR ME.

     In the event that I am elected to the Board of Directors, I would obtain only a minority representation on the Board. Since I would constitute a minority of Heartland Bancshares' Board of Directors, if elected, the adoption of any measures aimed at reducing directors' fees or at enhancing the value of Heartland Bancshares' common stock would require the approval of at least three of the other directors of Heartland Bancshares.

                        CERTAIN INFORMATION CONCERNING
                               BARRETT ROCHMAN

     My principal occupation is the real estate investment business, and I am Managing Partner of S.I. Securities and N.I. Securities. My real estate investment business represents parties throughout the State of Illinois who own real estate valued at over $500 million. A portion of my real estate investment activities includes the tax certificate business. I have over 30 years of experience as a real estate investor. I am 55 years old and both my office and home are located in Carbondale, Illinois, where I have lived for the past 35 years. My business address is P.O. Box 3074, Carbondale, Illinois 62902. The shares of Heartland Bancshares' common stock that I beneficially own are held by me individually, by my wife, by a nonprofit corporation and by a family investment. Based upon information available to me, the shares owned by me constitute approximately 7.9% of the outstanding voting shares of Heartland Bancshares.

     Neither I, nor any of my associates, (i) are, or within the past year have been, a party to any contract, arrangement or understanding with any person with respect to any securities of Heartland Bancshares, (ii) have, or during the past two years had, a direct or indirect interest in any transaction or series of similar transactions or in any currently proposed transaction or series of proposed transactions to which Heartland Bancshares, or any of its subsidiaries, was or is to be a party, (iii) have any arrangement or understanding with any person with respect to any future transactions to which Heartland Bancshares or any of its affiliates will or may be a party, or (iv) have any arrangement or understanding with any person with respect to future employment by Heartland Bancshares or its affiliates. I, or companies that I control, have had loans outstanding to Heartland National Bank since the beginning of its last fiscal year. The total outstanding principal balance of my loans was approximately $_______ as of February ___, 1998. All of these loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     I have no arrangement or understanding with any other person or persons pursuant to which I have been nominated as a director of Heartland Bancshares. Neither I, nor any of my associates, have any interest in the matters to be voted upon at the 1998 Annual Meeting other than an interest, if any, as a shareholder of Heartland Bancshares.

     I estimate that my total expenditures relating to my solicitation of proxies will be approximately [$25,000] (including, without limitation, costs related to attorneys, printing, transportation and other costs incidental to the solicitation). Total cash expenditures to date relating to this solicitation have been approximately $_________. If elected as a director, I intend to seek reimbursement of these expenses from Heartland Bancshares. I do not know if the Board of Directors will submit my reimbursement request to a vote of shareholders of Heartland Bancshares.

     During the past two years, I have made the following purchases and sales of Heartland Bancshares' common stock:

     (1)   On June 28, 1996, I purchased 1,426 shares of Heartland Bancshares.

     (2) On June 28, 1996, Marilyn Rochman, my wife, purchased 1,426 shares of Heartland Bancshares.

     (3)   On July 1, 1996, I purchased 5,000 shares of Heartland Bancshares.

     (4)   On July 2, 1996, I purchased 6,000 shares of Heartland Bancshares.

     (5)   On July 8, 1996, I purchased 4,000 shares of Heartland Bancshares.

     (6)   On July 9, 1996, I purchased 4,000 shares of Heartland Bancshares.

     (7)   On July 10, 1996, I purchased 4,000 shares of Heartland Bancshares.

     (8)   On July 11, 1996, I purchased 7,400 shares of Heartland Bancshares.

     (9)   On July 11, 1996, I purchased 3,000 shares of Heartland Bancshares.

     (10)  On July 15, 1996, I purchased 5,500 shares of Heartland Bancshares.

     (11)  On July 17, 1996, I purchased 6,000 shares of Heartland Bancshares.

     (12)  On July 23, 1996, I purchased 1,715 shares of Heartland Bancshares.

     (13)  On July 30, 1996, I purchased 3,000 shares of Heartland Bancshares.

     (14)  On July 31, 1996, I purchased 1,000 shares of Heartland Bancshares.

     (15)  On August 26, 1996, I purchased 3,000 shares of Heartland
           Bancshares.

     (16) On September 6, 1996, the Barrett Rochman Family Investment purchased 2,000 shares of Heartland Bancshares for which no funds of mine were used.

     (17) On September 18, 1996, I transferred 7,570 of his shares of Heartland Bancshares to the Boo Rochman Charitable Corporation.

     (18) On September 18, 1996, I transferred an aggregate of 4,673 shares of Heartland Bancshares to my children as follows:

           (i)   949 shares were transferred to Kenneth Rochman;
           (ii)  949 shares were transferred to Jamie Rochman;
           (iii) 949 shares were transferred to Timothy Rochman;
           (iv)  919 shares were transferred to Corie Rochman; and
           (v)   907 shares were transferred to Karrie Ewers.

     (19) On September 19, 1996, I purchased 10,000 shares of Heartland Bancshares.

     (20)  On October 31, 1996, I purchased 3,500 shares of Heartland
           Bancshares.

     (21)  On November 5, 1996, I purchased 2,000 shares of Heartland
           Bancshares.

     (22)  On February 5, 1997, I purchased 4,000 shares of Heartland
           Bancshares.

     (23) On February 12, 1997, I purchased an aggregate of 600 shares of Heartland Bancshares.

     (24)  On February 28, 1997, I purchased 800 shares of Heartland
           Bancshares.

     (25)  On February 28, 1997, I purchased 4,200 shares of Heartland
           Bancshares.

     (26)  On March 31, 1997, I sold 1,400 shares of Heartland Bancshares.

     (27) On March 31, 1997, each of Jamie Rochman and Timothy Rochman transferred 474 shares to me.

     (28) On March 31, 1997, I made a charitable contribution of the 474 shares received from Jamie Rochman to the Boo Rochman Charitable Corporation.

     (29) On March 31, 1997, individuals other than I made a charitable contribution of 1,422 shares to the Boo Rochman Charitable Corporation.

     (30) On April 10, 1997, I made a charitable contribution of the 474 shares received from Timothy Rochman to the Boo Rochman Charitable Corporation.

     (31) On October 2, 1997, the Boo Rochman Charitable Corporation sold 9,000 shares of Heartland Bancshares.

     Certain of the shares acquired by me were purchased using borrowed funds. The lenders were not Heartland Bancshares or Heartland National Bank. The outstanding principal balance of these loans was approximately $________ as of February ____, 1998.


                                OTHER MATTERS

     I am assuming that the only matters to be presented at the upcoming 1998 Annual Meeting will be (i) the election of two directors of Heartland Bancshares, and (ii) the consideration of my shareholder proposal with regard to hiring an investment banking firm for the purpose of making recommendations to the Board of Directors of actions to be taken to enhance shareholder value. If other matters are properly presented at the 1998 Annual Meeting, the BLUE PROXY will grant me authority to vote such proxy in my discretion on such matters. Although I do not expect any such matters to be presented, if they are presented, I intend to vote in accordance with my best judgment on such matters.

     Shareholders are referred to Heartland Bancshares' Proxy Statement relating to the 1998 Annual Meeting of Shareholders that will be sent to all shareholders with respect to information concerning (i) beneficial ownership by management of Heartland Bancshares' securities, (ii) beneficial owners of 5% or more of Heartland Bancshares' securities, (iii) committees of Heartland Bancshares' Board of Directors, (iv) meetings of Heartland Bancshares' Board of Directors and all committees thereof, (v) certain information regarding the existing directors as well as management's nominees to serve as directors of Heartland Bancshares, (vi) compensation and remuneration paid and payable to Heartland Bancshares' directors and management, and (viii) other matters required by law to be disclosed. I have no independent knowledge as to the accuracy or completeness of the Proxy Statement that will be sent to you by Heartland Bancshares' Board of Directors in connection with the 1998 Annual Meeting of Shareholders.

     The expense of preparing and mailing this Proxy Statement and my other soliciting material, as well as my cost of soliciting proxies, will be borne by me but, if elected, I will seek reimbursement of such costs and expenses from Heartland Bancshares. In addition to the use of the mails, proxies may be solicited by me, or by my employees who will not be specially compensated for such soliciting, through the use of telephone, fax, telegram and personal solicitation. I will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward solicitation material to the beneficial owners of common stock of Heartland Bancshares held by such institutions or persons, and I will reimburse such institutions and persons for their reasonable costs of forwarding such material.

     YOUR VOTE IS IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE VOTE FOR MY ELECTION AS A DIRECTOR OF HEARTLAND BANCSHARES, AND FOR MY PROPOSAL BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY AS SOON AS POSSIBLE.

     PLEASE DO NOT SIGN AND MAIL ANY PROXY CARD OTHER THAN THE ENCLOSED BLUE PROXY IF YOU WISH TO VOTE IN ACCORDANCE WITH MY RECOMMENDATIONS, INCLUDING ANY PROXY CARD THAT YOU MAY RECEIVE FROM THE BOARD OF DIRECTORS OF HEARTLAND BANCSHARES.

     IT IS CRITICAL THAT YOU SIGN YOUR BLUE PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE OF HEARTLAND BANCSHARES. IF YOU OWN YOUR STOCK JOINTLY, BOTH OWNERS SHOULD SIGN THE BLUE PROXY.

                                  IMPORTANT
                                  ---------

     If your shares of common stock are held in the name of your broker, bank or other nominee, you will need to contact your broker, bank or nominee and give them instructions as to the voting of your stock. Please contact the person responsible for your account and instruct them to execute a BLUE PROXY as soon as possible.

     If you have any questions or need further assistance, please do not hesitate to contact me at (618) 457-4334.

     The date of this Proxy Statement is February ___, 1998.

                            *         *         *

PROXY                                                                PROXY


                 PROXY SOLICITED ON BEHALF OF BARRETT ROCHMAN

                    SOLICITATION OF PROXIES FOR USE AT THE
                     1998 ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                          HEARTLAND BANCSHARES, INC.

     The undersigned hereby appoints Barrett R. Rochman as proxy, with full power to appoint his substitute, to represent and to vote, as indicated below, all shares of common stock of Heartland Bancshares, Inc. ("Heartland Bancshares") which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of Heartland Bancshares and at any and all adjournments thereof, upon the following matters:

     1.     ELECTION OF BARRETT R. ROCHMAN AS DIRECTOR.
            -------------------------------------------
            [ ] FOR the election of Barrett R. Rochman as a director of
                Heartland Bancshares.

            [ ] WITHHOLD AUTHORITY to vote for Barrett R. Rochman as a director of Heartland Bancshares.

     2.     PROPOSAL OF MR. ROCHMAN.
            ------------------------
     Approval of Mr. Rochman's proposal with regard to hiring an investment banking firm to make recommendations to the Board of Directors regarding actions to be taken to improve earnings of Heartland Banchares and enhance shareholder value.

            [ ]      FOR          [ ]     AGAINST          [ ]     ABSTAIN

     3.     OTHER MATTERS.
            --------------
     In Mr. Rochman's discretion, on such other matters as may properly be presented at the 1998 Annual Meeting of Shareholders or at any adjournments thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BARRETT R. ROCHMAN AS A DIRECTOR OF HEARTLAND BANCSHARES AND FOR THE PROPOSAL OF MR. ROCHMAN WITH REGARD TO HIRING AN INVESTMENT BANKING FIRM TO MAKE RECOMMENDATIONS TO THE BOARD OF DIRECTORS REGARDING ACTIONS TO BE TAKEN TO IMPROVE EARNINGS OF HEARTLAND BANCSHARES AND ENHANCE SHAREHOLDER VALUE. WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS, MR. ROCHMAN INTENDS TO VOTE IN ACCORDANCE WITH HIS BEST JUDGMENT ON SUCH MATTERS.

     THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO ALL SHARES OF COMMON STOCK OF HEARTLAND BANCSHARES OWNED BY THE UNDERSIGNED.

     Please sign exactly as your name appears on the stock records of Heartland Bancshares. If there are two or more owners, both should sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or other representative capacity, please give full title as such. If owner is a corporation, please indicate full corporate name and sign by an authorized officer. If owner is a partnership, please indicate full partnership name and sign by an authorized person.


     Dated:  ______________, 1998          _________________________________
                                                       (Signature)



                                           _________________________________
                                              (Signature, if held jointly)

                              BARRETT R. ROCHMAN
                                P.O. BOX 3074
                          CARBONDALE, ILLINOIS 62902
                       (618) 457-4334 OR (800) 529-3515


February ___, 1998


Dear Fellow Shareholder:

     Now that several months have passed since Heartland's first Annual Meeting of Shareholders last April, I wanted to write to you and give you my thoughts on the progress of our company in 1997.

     I was greatly disappointed with the financial performance of Heartland during the first nine months of its 1997 fiscal year. On an annualized basis for the first nine months in 1997, Heartland earned only 0.27% on its total assets and showed a return on shareholders equity of only 4.27%. I feel these results are unacceptable, and I have been unhappy with Heartland's performance since it became a public company in June, 1996. I have been reliably informed that the standard for our banking industry is a return on total assets of at least 1% annually. Concurrently a return on total equity of between 10% and 15% should also be achieved per year. While I understand that Heartland may need some time to achieve these benchmarks, the bank is nevertheless significantly below these thresholds. (Please compare these numbers with any of the other banks in the area to understand the magnitude of the disparity.)

     On another note, I would like the opportunity to set the record straight on a few matters because I believe Heartland made unfair and untrue statements about my shareholder proposal and about me in 1997. As you probably recall, I suggested a proposal for shareholders to consider at Heartland's Annual Meeting of Shareholders held in April, 1997. The proposal, in essence, recommended that the Board of Directors of Heartland should examine whether a sale of Heartland was feasible and in the best interests of all shareholders and then should report its findings to shareholders. I have enclosed a copy of my exact proposal.

     At no time did I require or call for the Board of Directors to sell Heartland, as the Board incorrectly claimed. Further, I never suggested that Heartland should consider hanging out a "For Sale" sign in front of the bank, as the Board also inaccurately claimed. That would be ridiculous and not good for the shareholders of Heartland.

     My proposal was voted upon by shareholders at the Annual Meeting but, unfortunately, was not adopted. However, I received good support for the resolution and am encouraged by the response of shareholders. Nearly 24% of the votes cast at the meeting were voted in favor of my proposal -- and that was without you receiving my proxy materials explaining my proposal or having an opportunity to return your proxy to me. Approximately 21% of the shares represented at the meeting were not voted, and I believe that a large number of shares were not voted at the meeting because of some confusion as to how to vote shares held by in street name by brokers. I also believe that many of those unvoted shares would have been voted in favor of my proposal.

Further, if you signed and returned a proxy card to management, then management voted your shares (in addition to the almost 23% of the outstanding shares that the directors and executive officers owned) against my proposal even though you did not give them specific instructions to do so.

     The actual result of the vote on my proposal was as follows:

                                  NO. OF SHARES
                                  -------------
                      FOR:           146,536
                      NOT VOTED:     166,667
                      ABSTAIN:         9,200
                      AGAINST:       464,561

     I also expressed an interest in becoming a director of Heartland but later withdrew my nomination. I was greatly disappointed by the way Heartland portrayed me in communications to you. Heartland made unsubstantiated and untrue claims about me that injured my reputation and questioned my integrity. I was troubled by the fact that Heartland tried to stop me at every turn from exercising the rights which you and I have as shareholders.(1) We have the right to be involved with our company and to run for the Board. I cannot understand why the directors were against having persons other than themselves run for election to the Board and also against having others express an interest in our company.

     I continue to be distressed by the way Heartland's management handled my director candidacy and shareholder proposal and the way they resorted to making false statements about my proposal and about me personally in an effort to convince shareholders to vote their way. I believe their actions impacted the result of the vote on my proposal and consequently contributed to the withdrawal of my director candidacy. Thus, I have reported their inappropriate actions to the Securities and Exchange Commission.

     As you may know, I am the largest shareholder of Heartland outside of the Employee Stock Ownership Plan and am very much interested in the business of Heartland and Heartland National Bank, since the value of my investment, as well as yours, is directly affected by the success of Heartland and Heartland National Bank. I intend to continue to monitor Heartland's performance and to report my findings to you from time to time. Everything I am doing is in an effort to further the best interests of all Heartland shareholders.


------------------------

(1) Heartland's most recent Form 10-QSB indicates that its legal and professional fees had increased approximately 673% during the nine months ended September 30, 1997 as compared to September 30, 1996 ($202,000 versus $30,000). This increase resulted in part from the legal fees the Heartland spent to fight my shareholder proposal and director candidacy. I suspect that these legal fees probably were a much greater cost to the Company than completing the study that I proposed

     With your support and involvement, we can make a difference at Heartland Bancshares. If you have any questions or would like to discuss my concerns further, please do not hesitate to call me at (618) 457-4334 or (800) 529-3513.

                                   Sincerely,

                                   /s/ Barrett R. Rochman

                                   Barrett R. Rochman

                                 PROPOSAL OF
                            MR. BARRETT R. ROCHMAN
               PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                          HEARTLAND BANCSHARES, INC.
                              ON APRIL 24, 1997


     RESOLVED, that the shareholders of Heartland Bancshares recommend that the Board of Directors undertake an appropriate study and engage an investment banker, subsequent to June, 1997, to examine the feasibility of a sale of Heartland Bancshares and to determine whether such a sale is in the best interests of shareholders and further recommend that the Board of Directors prepare a report, at reasonable expense, regarding its study for distribution to shareholders within six months after the 1997 Annual Meeting of Shareholders.